UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 5, 2004

GLOBAL INDUSTRIES, LTD.

(Exact name of registrant as specified in its charter)
Louisiana (State or other jurisdiction of incorporation or organization)	2-56600 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive		70665
P.O. Box 442, Sulphur, LA (Address of principal executive offices)		70664-0442 (Zip code)

Registrant's telephone number, including area code: (337) 583-5000

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 5, 2004, Global Industries, Ltd. issued a press release announcing operating results for the first quarter ended March 31, 2004, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.
  EXHIBITS.

99.1-Press Release dated May 5, 2004.

                                                        SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

                                                                                        By: /s/ TIMOTHY W. MICIOTTO

                                                                                        ___________________________

                                                                                        Timothy W. Miciotto

                                                                                        Senior Vice President/

                                                                                        Chief Financial Officer

Dated: May 5, 2004

EXHIBIT INDEX

            EXHIBIT

            NUMBER               EXHIBIT DESCRIPTION

                99.1                    Press Release dated May 5, 2004

EXHIBIT 99.1

[GLOBAL INDUSTRIES, LTD. LOGO]

FOR IMMEDIATE RELEASE

PRESS RELEASE CONTACT: WILLIAM J. DORE', JR.

Carlyss, Louisiana, (May 5, 2004) Global Industries, Ltd. (NASDAQ: GLBL) announced a net loss of $8.3 million, or $0.08 per diluted share for the quarter ended March 31, 2004, compared to a net loss of $1.0 million, or $0.01 per diluted share for the same period last year. Revenues for the quarter ended March 31, 2004 decreased 43% to $84.8 million from $148.9 million for the same period last year.

William J. Dore', Global's Chairman and Chief Executive Officer, stated, "Our results for the quarter were negatively impacted by reduced activity in all of our operating areas except our Latin America.  Revenues were down 43% and earnings declined accordingly. During the first four months of 2004, we booked approximately $300.0 million of new work and our backlog at April 30, 2004 was approximately $285.0 million as compared to $146.9 million on the same date last year. We are making many positive changes in our organization, which include streamlining operations and enhancing project execution. With these enhancements and our increasing backlog, we are planning to return to profitability in 2004."

A conference call will be held at 9:00 a.m. Central Daylight Savings Time on Thursday, May 6, 2004. Anyone wishing to listen to the conference call may dial 888.324.9159 or 484.644.0065 and ask for the "Global First Quarter Earnings" call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real-time on the Company's website at www.globalind.com, under "Investor Relations," where it will also be archived for anytime reference until May 21, 2004.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global's express written consent.

Global Industries provides pipeline construction, platform installation and removal, diving services, and other marine support to the oil and gas industry in the Gulf of Mexico, West Africa, Asia Pacific, Middle East/India, South America, and Mexico's Bay of Campeche. The Company's shares are traded on the NASDAQ National Market System under the symbol "GLBL."

This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company's ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

	Set forth below are the Company's results of operations and selected balance sheet amounts for the periods indicated
	(In thousands, except shares and per share amounts)
	Three Months Ended	Three Months Ended
Results of Operations	March 31, 2004	March 31, 2003
Revenues	$84,770	$148,940
Gross profit	2,314	10,788
Selling, general, and administrative expenses	10,114	9,479
Operating (loss) income	$(7,800)	$1,309
Interest expense	3,399	2,745
Other expense	386	173
Loss before income taxes	(11,585)	(1,609)
Income taxes (benefit)	(3,247)	(611)
Net loss	$(8,338)	$(998)

Average shares
Basic	101,573,000	100,489,000
Diluted	101,573,000	100,489,000
Net loss per share
Basic	$(0.08)	$(0.01)
Diluted	(0.08)	(0.01)
Other data
Depreciation and amortization	$10,957	$12,089
Deferred income taxes (benefit)	(6,370)	(5,089)
Backlog at March 31, 2004 and 2003	187,543	173,301

Selected Balance Sheet Amounts	March 31, 2004	December 31, 2003
Cash	$11,207	$15,628
Working capital	64,081	37,321
Total assets	640,824	620,831
Debt	117,913	123,728
Shareholders' equity	416,535	377,071

	Set forth below are the Company's results of operations for the periods indicated
	(In thousands, except shares and per share amounts)
	Three Months Ended		Three Months Ended
Reportable Segments	March 31, 2004		March 31, 2003
Total Segment Revenues
Offshore Construction Division
Gulf of Mexico	$7,087		$37,544
West Africa	15,575		38,877
Latin America	28,362		3,916
Asia Pacific	10,633		32,013
Middle East	5		9,987
Subtotal	61,662		122,337
Global Divers and Marine Contractors
Gulf of Mexico	13,800		20,292
West Africa	525		1,554
Latin America	1,932		210
Asia Pacific	4,538		6,144
Middle East	6,031		4,692
Subtotal	26,826		32,892
Total	88,488		155,229

Intersegment elimination	(3,718)		(6,289)
Total segment revenues from external customers	$84,770		$148,940

Income (loss) before income taxes
Offshore Construction Division
Gulf of Mexico	$(9,682)	$	$(197)
West Africa	5,898		919
Latin America	3,528		(6,811)
Asia Pacific	(3,460)		2,380
Middle East	(2,557)		1,263
Subtotal	(6,273)		(2,446)
Global Divers and Marine Contractors
Gulf of Mexico	(4,500)		1,649
West Africa	21		309
Latin America	311		(138)
Asia Pacific	(2,654)		(1,470)
Middle East	1,376		492
Subtotal	(5,446)		842
Other	134		(5)
Total	$ (11,585)		$ (1,609)